EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-88542 and 333-125193 on Form S-3, Registration Statement No. 333-129088 on Form S-4, and Registration Statement Nos. 333-51316 (as amended by Post-Effective amendment No. 1), 333-64076 (as amended by Post-Effective Amendment No. 1), 333-97871, 333-104855, 333-114682, and 333-122232 on Form S-8 of our reports, dated November 1, 2006, relating to the consolidated financial statements of Monsanto Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, effective September 1, 2005 and August 31, 2006, respectively), and management’s report on the effectiveness of internal control over financial reporting, appearing in this annual report on Form 10-K of Monsanto Company for the year ended August 31, 2006.
/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
November 1, 2006